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                                                                    Exhibit 99.3

                            FORM OF REVOCABLE PROXY

                            SOUTHBANC SHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF SOUTHBANC SHARES, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON ___________________________


     The undersigned stockholder of SouthBanc Shares, Inc. (the "Company") hereby appoints _______________________________________________ as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders of the Company to be held at ________ _.m., local time on _______________, at 907 North Main Street,
Anderson, South Carolina, and any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Joint Proxy Statement-Prospectus and
(ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) "FOR" approval and adoption of the Merger Agreement (as defined herein) and (2) in the discretion of the proxies as to all other matters that may properly come before the Special Meeting.

     This proxy card will also be used to provide voting instructions to the trustee for any shares of common stock of the Company allocated to participants under the Perpetual Bank Employee Stock Ownership Plan.


              (continued--to be signed and dated on reverse side)
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     The Board of Directors recommends a vote "FOR" approval and adoption of the
Merger Agreement.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of February 14, 2000, by and between Heritage Bancorp, Inc. and the Company pursuant to which Heritage Bancorp, Inc. will merge with and into the Company and each share of common stock of Heritage Bancorp, Inc., par value at $.01 per share, will be converted into the right to receive, at the election of the holder, either shares of common stock, par value $.01 per share, of SouthBanc or cash, all on and subject to the terms and conditions contained therein.

               FOR                    AGAINST               ABSTAIN
               [_]                      [_]                   [_]


     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Joint Proxy Statement-Prospectus, dated __________________, for the Special Meeting.


                              Dated: ____________________________________


                              Signature: _________________________________


                              Signature: _________________________________


                              Title: _____________________________________

                              (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

                             PLEASE ACT PROMPTLY.
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.


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